EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of December 13, 2017, among ADVANCED DISPOSAL SUBSIDIARY HOLDING COMPANY, LLC, ADVANCED DISPOSAL ACQUISITION SUB, LLC, CGS SERVICES, INC., FARM PROPERTIES, LLC, CGS TRANSPORT, LLC, SISTER’S SANITATION SERVICES, LLC, CGS LEASING, INC., DLD LIMITED PARTNERSHIP, CALDWELL PARTNERSHIP, LLC and PRECISION WASTE SERVICES, INC. (the “New Guarantors”), each a subsidiary of ADVANCED DISPOSAL SERVICES, INC. (or its successor), a Delaware corporation (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of November 10, 2016, providing for the issuance of the Issuer’s 5 5/8% Senior Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $425,000,000;
WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and existing Guarantors, if any, are authorized to execute and deliver this First Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors (if any), the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this First Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3.    Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ADVANCED DISPOSAL SUBSIDIARY HOLDING COMPANY, LLC
ADVANCED DISPOSAL ACQUISITION SUB, LLC
CGS SERVICES, INC.
FARM PROPERTIES, LLC
CGS TRANSPORT, LLC
SISTER’S SANITATION SERVICES, LLC
CGS LEASING, INC.
DLD LIMITED PARTNERSHIP
CALDWELL PARTNERSHIP, LLC
PRECISION WASTE SERVICES, INC.
By:
    Name:
    Title:

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
    Name:
    Title:

[Signature Page to First Supplemental Indenture]